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                                                                    EXHIBIT 21.1

                             KLA-Tencor Subsidiaries
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                                                        State or Other Jurisdiction
Name                                                          of Incorporation
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
DOMESTIC SUBSIDIARIES
International Sales & Business, Inc.                             California
KLA-Tencor Building Corporation                                  California
KLA-Tencor DISC Corporation                                      California
KLA-Tencor International Corporation                             California
KLA-Tencor Klinnik Corporation                                   California
KLA-Tencor Management Corporation                                California
KLA-Tencor (Thailand Branch) Corporation                         California
VLSI Standards, Inc.                                             California

INTERNATIONAL SUBSIDIARIES
KLA-Tencor (Cayman) Limited I                                  Cayman Islands
KLA-Tencor (Cayman) Limited II                                 Cayman Islands
KLA-Tencor (Cayman) Limited III                                Cayman Islands
KLA-Tencor (Israel) Corporation                                    Israel
KLA-Tencor Holding Corporation 1987 Limited                        Israel
KLA-Tencor Corporation 1992 Limited                                Israel
KLA-Tencor Italy S.R.L.                                             Italy
KLA-Tencor Japan, Ltd.                                              Japan
KLA-Tencor Foreign Sales Corporation                              Barbados
KLA-Tencor GmbH                                                    Germany
KLA-Tencor France SARL                                             France
KLA-Tencor Korea, Inc.                                              Korea
KLA-Tencor Limited                                             United Kingdom
KLA-Tencor (Malaysia) Sdn Bhd                                     Malaysia
KLA-Tencor (Singapore) PTE, Ltd.                                  Singapore
KLA-Tencor (Service) Limited                                   United Kingdom
VLSI Standards, KK                                                  Japan
KLA-Tencor International Trading (Shanghai) Co. Ltd.                China
KLA Instruments Switzerland, S.A.                                Switzerland
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